Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Xing Cheng Yao, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No.3 to Annual Report on Form 10-K/A of Paracap Corporation for the fiscal year ended July 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Paracap Corporation.

Date: March 31, 2014

By:

/S/ XING CHENG YAO

Xing Cheng Yao

President and

Chief Executive Officer

(Principal Executive Officer)

A signed original of the written statement required by Section 906 has been provided to Paracap Corporation and will be retained by Paracap Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

I, Xing Cheng Yao, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 3 to Annual Report on Form 10-K/A of Paracap Corporation for the fiscal year ended July 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Paracap Corporation.

Date: March 31, 2014

By:

/S/ XING CHENG YAO

Xing Cheng Yao

President

Chief Financial Officer

(Principal Financial Officer)

A signed original of the written statement required by Section 906 has been provided to Paracap Corporation and will be retained by Paracap Corporation and furnished to the Securities and Exchange Commission or its staff upon request.